Exhibit 10.3

AMENDMENT NO. 1 AND ALLONGE TO

TERM NOTE

This Amendment No.  1  and Allonge to Term Note  (the “Agreement”) is by and between RBS Citizens, National Association (successor by merger to Citizens Bank of Massachusetts), having an address of 28 State Street, Boston, MA 02109 (the “Lender”) and Chase Corporation, a Massachusetts corporation having an address of 26 Summer Street, Bridgewater, MA 02324 (the “Borrower”).   This Agreement shall be considered an allonge to the Note (as defined below) and is hereby firmly affixed to and made part of the Note.

A.            Reference is hereby made to a certain Term Loan Agreement dated as of December 15, 2009 by and between Borrower and Lender (the “Loan Agreement”).  The loan obligations of Borrower are further evidenced by a certain Term Note dated December 15, 2009 from Borrower to Lender in the original principal amount of $7,000,000.00 (the “Note”).

B.            Borrower and Lender have agreed to add a LIBOR Advantage Rate option to the Note.

C.            In addition, Borrower has requested that the Lender extend the Maturity Date under the Note from December 15, 2012 to December 15, 2014.  The Lender has agreed to extend the Maturity Date, provided that the Borrower joins with the Lender in the execution of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and the Borrower hereby agree to modify and amend the Note as follows:

1.             To extend the Maturity Date to December 15, 2014, the definition of “Maturity Date” set forth in Section 1.8 of the Note is hereby deleted in its entirety and is replaced with the following definition:

“1.8         Maturity Date:                     December 15, 2014”

2.             Section 3 of the Note is hereby amended to delete such section in its entirety and to substitute the following new Section 3 in its place:

“During the term of this Note, the outstanding principal balance of this Note shall accrue interest at an adjustable per annum rate of interest (the “Interest Rate”) equal to:

(i)                                     the Adjusted LIBOR Rate plus the LIBOR Rate Margin (i.e., 190 basis points) (as such terms are defined in Rider A attached hereto and made a part hereof) and may be subject to an interest rate swap agreement with Lender for the term of this Note, as required by the Loan Agreement; or

(ii)                                  the LIBOR Advantage Rate plus the LA Margin (i.e., 190 basis points) (as such terms are defined in Rider B entitled “RBS Citizens LIBOR Advantage Provisions” attached hereto and made a part hereof);

Borrower may elect either interest rate option by written notice to Lender upon any interest payment date during the term of this Note.  The interest rate selected by Borrower shall continue during the term of the Note until Lender receives written notice from Borrower of a requested change.  In the absence of any written election by Borrower, the Loan shall accrue interest at the option as set forth in item (i) above.  In the event that Borrower elects to enter into a Hedging Contract (as such terms are defined in Rider A) with respect to all or a portion of the outstanding balance of this Note, interest shall accrue under this Note for such portions of this Note which are subject to a Hedging Contract at a per annum adjustable rate of interest equal to the LIBOR Rate plus the LIBOR Rate Margin (as such terms are defined in Rider A).  Interest shall be calculated on a 360-day year (of twelve 30-day months) but shall accrue and be payable on the actual number of days in a month.”

3.             Exhibit A to this Agreement is hereby appended and attached to the Note as Rider B thereof.

4.             Borrower hereby acknowledges that the obligations of Borrower under the Note, as amended hereby, shall continue to be affected and governed by the Loan Agreement.

5.             No other changes are hereby made to Note and Borrower reaffirms its obligations under the Note in its entirety.  This Agreement is not intended to extinguish or affect any of the debt evidenced by the Note. This Agreement is made in The Commonwealth of Massachusetts and shall be construed in accordance with its laws.  If any provision hereof is in conflict with any statute or rule of law of The Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

6.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder.  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

[Signature Page Follows]

EXECUTED under seal as of the 28th day of February, 2012.

LENDER:

RBS Citizens, National Association

By:
Witness	William Lingard, Senior Vice President

BORROWER:

Chase Corporation

By:
Witness	Kenneth L. Dumas, Chief Financial Officer

ACKNOWLEDGMENT OF GUARANTORS

The undersigned Guarantors acknowledge and agree to the foregoing Agreement to which this Acknowledgment is attached.  The Guarantors represent and warrant that as of the date of the execution of this Agreement and the effectiveness of the modifications contained herein, the Guaranties remain in full force and effect.  The Guarantors acknowledge and agree that their obligations under their respective Guaranties shall be construed under the laws of the Commonwealth of Massachusetts and each Guarantor hereby submits to the exclusive personal jurisdiction of the courts of the Commonwealth of Massachusetts.

Executed under seal as of the 28th day of February, 2012.

Capital Services of New York, Inc.

By:
Witness	Name:
Title:

CIM Industries, Inc.

By:
Witness	Name:
Title:

Exhibit A

Rider B to Term Note

RBS CITIZENS LIBOR ADVANTAGE PROVISIONS

1.             Certain Definitions.

“Business Day” means any day which is neither a Saturday, Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts.

“LA Interest Payment Date” means, initially, the last Business Day of any LA Interest Period, and thereafter the day of each succeeding month which numerically corresponds to such date or, if a month does not contain a day that numerically corresponds to such date, the LA Interest Payment Date shall be the last day of such month.

“LA Interest Period” means, with respect to any LIBOR Advantage Loan, the period commencing on (and including) the date hereof  (the “Start Date”) and ending on (but excluding) the date which numerically corresponds to such date one, two, three or six months (as selected by the Borrower) later, and thereafter, each one, two, three or six month period (must match Borrower’s initial selection) ending on the day of such month that numerically corresponds to the Start Date.  If an LA Interest Period is to end in a month for which there is no day which numerically corresponds to the Start Date, the LA Interest Period will end on the last day of such month.  Notwithstanding the date of commencement of any LA Interest Period, interest shall only begin to accrue as of the date the initial LIBOR Advantage Loan is made hereunder.

“LA Margin” means 1.90% per annum.

“LIBOR Advantage Loan” shall mean any loan or advance for which the applicable rate of interest is based upon the LIBOR Advantage Rate.

“LIBOR Advantage Rate” means, relative to any LA Interest Period, the offered rate for delivery in two London Banking Days of deposits of U.S. Dollars for a term coextensive with the designated LA Interest Period which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day on which such LA Interest Period commences.  If the first day of any Interest Period is not a day which is both a (i) Business Day, and (ii) a London Banking Day, the LIBOR Advantage Rate shall be determined by reference to the next preceding day which is both a Business Day and a London Banking Day.  If for any reason the LIBOR Advantage Rate is unavailable and/or the Bank is unable to determine the LIBOR Advantage Rate for any LA Interest Period, the Bank may, at its discretion, either: (a) select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits with comparable maturities or (b)  accrue interest at a rate per annum equal to the Bank’s Prime Rate as of the first day of any Interest Period for which the LIBOR Advantage Rate is unavailable or cannot be determined.

“London Banking Day” means any day on which dealings in US dollar deposits are transacted in the London interbank market.

“Maturity Date” means December 15, 2014 unless accelerated sooner pursuant to the terms hereof.

2.             Interest.

Interest Provisions.  Interest on the outstanding principal amount of a LIBOR Advantage Loan shall accrue during the LA Interest Period at a rate per annum equal to the sum of the LIBOR Advantage Rate for such LA Interest Period plus the LA Margin.  Interest shall be due and payable on each LA Interest Payment Date and on the Maturity Date.  Interest shall be calculated for the actual number of days elapsed on the basis of a 360-day year, including the first date of the applicable period to, but not including, the date of repayment.